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                                                                    EXHIBIT 10.2





















                     AMENDMENT NO. 2 TO EMPLOYMENT CONTRACT

                                     BETWEEN

                           GENERAL CREDIT CORPORATION

                                       AND

                                 GERALD NIMBERG


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                     AMENDMENT NO. 2 TO EMPLOYMENT CONTRACT

         THIS AMENDMENT NO. 2 TO THAT CERTAIN EMPLOYMENT CONTRACT is made and entered as of the 13th day of May, 1998 ("Contract"), between GENERAL CREDIT CORPORATION, a New York corporation ("EMPLOYER"), and GERALD NIMBERG ("EMPLOYEE").

                                R E C I T A L S:

         A. The parties have entered into that certain Amendment No. 1 to Employment Contract dated as of April 15, 1998 between EMPLOYER and EMPLOYEE (the "Contract").

         B. EMPLOYEE is the President and Chief Operating Officer of EMPLOYER.

         C. The parties desire to amend the Contract to the extent and in the respects set forth in this Amendment No. 2.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Article IV B 2 of the Contract is hereby amended in its entirety to read as follows:

         TERMINATION FOR REASONS OTHER THAN TERMINATION BY EMPLOYER FOR CAUSE; OR VOLUNTARY UNILATERAL DECISION BY EMPLOYEE; OR DUE TO A CHANGE IN CONTROL. If there is a termination of this Contract for any reason by either party, other than as a result of (i) termination by EMPLOYER for Cause (as hereinafter defined); or (ii) termination by voluntary unilateral decision by EMPLOYEE without Cause (as hereinafter defined), in addition to any damages hereunder; or (iii) due to a Change in Control (as hereinafter defined), EMPLOYEE, in addition to any other damages suffered hereunder, shall be entitled to receive (1) a lump sum in an amount equal to three times EMPLOYEE's total compensation (base salary plus bonus) paid by EMPLOYER to EMPLOYEE for the fiscal year prior to EMPLOYEE's termination; and (2) all applicable allowances and reimbursements from EMPLOYER due under Article V.













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2.       New Article X of the Contract is hereby added to read in its entirety as follows:

                                   ARTICLE X.
                                CHANGE IN CONTROL

         A. IN GENERAL. This Contract shall continue in full force and effect notwithstanding any Change in Control (as defined below) involving EMPLOYER. This Contract shall be binding upon EMPLOYER and EMPLOYEE and their respective heirs, executors, administrators, successors and assigns.

         B. TERMINATION UPON CHANGE IN CONTROL. Notwithstanding anything to the contrary contained herein, if at any time during the term of this Contract and any renewal thereof, there shall be a Change in Control of EMPLOYER, and if such Change in Control results in a diminution in EMPLOYEE's compensation, responsibilities or position such that EMPLOYEE cannot in good faith continue to fulfill the responsibilities for which he is employed, as determined by EMPLOYEE in his sole discretion, and if such Change in Control did not occur due to EMPLOYEE's intentional bulk sale of voting shares of EMPLOYER owned by him directly to such control persons or group, then:

                  1. LUMP SUM PAYMENT. EMPLOYEE shall have the option of terminating this Contract upon thirty (30) days' notice and, in such event EMPLOYER shall pay to EMPLOYEE at the time of such termination
         (a) a lump sum in an amount equal to three times EMPLOYEE's total compensation (base salary plus bonus) paid by EMPLOYER to EMPLOYEE for the fiscal year prior to the Change in Control; and (b) all applicable reimbursements from EMPLOYER due under Article V. Said lump sum payment shall be in lieu of any and all compensation due to EMPLOYEE for the years that would otherwise be remaining for the term of this Contract. Upon receipt of said lump sum payment, this Contract and all rights and duties of the parties shall be terminated, except as provided in subsection 2 below.

                  2. CONSULTING SERVICES. In consideration for such lump sum payment and for the right to terminate the Contract under the conditions set forth above, EMPLOYEE agrees to consult with EMPLOYER and its officers if requested to do so for a period of at least two (2) years from the date of such termination. However, EMPLOYEE shall be required to devote only such part of his time to such services as EMPLOYEE believes reasonable in EMPLOYEE's sole discretion, and the time and date such services are offered shall be determined by EMPLOYEE so long as that time and date is within a reasonable period of time after the request. It is expressly agreed that EMPLOYER's rights to avail itself of the advice and consulting services of EMPLOYEE shall at all times be exercised in a reasonable manner, that adequate notice shall be given to EMPLOYEE in such event, and that noncompliance with any such request by EMPLOYEE for good cause, including, but not limited to, ill health, prior commitments, conflicts of interest or absence from the New York

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         City metropolitan area shall not constitute a breach or violation of this Contract. EMPLOYEE agrees that, except for reimbursement of all reasonable expenses incurred by him with respect to such consulting and advisory services, payable as such consulting and advisory services are rendered, he shall not be entitled to any further compensation. It is understood that in furnishing any advisory and consulting services provided herein, EMPLOYEE shall not be an EMPLOYEE of EMPLOYER but shall act in the capacity of an independent contractor.

         C. "CHANGE OF CONTROL" shall mean the occurrence of any one of the following: (i) EMPLOYER sells substantially all of its assets to a purchaser other than a Subsidiary, (ii) the sale of all outstanding shares of capital stock of the EMPLOYER for cash, or (iii) a transaction, including, but not limited to, the original issuance of shares for cash, a merger or a consolidation of EMPLOYER in which the holders of EMPLOYER's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect EMPLOYER's Board of Directors immediately prior to the transaction do not continue to own a majority of the capital stock possessing the voting (under ordinary circumstances) to elect the surviving entity's Board of Directors immediately after such transaction.

3. Articles X, XI, XII, and XIII of the Contract are hereby renumbered as Articles XI, XII, XIII and XIV, respectively.

4. Except to the extent expressly set forth in this Amendment No. 2, the Contract shall remain in full force and effect in accordance with its terms.























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         IN WITNESS WHEREOF, EMPLOYER and EMPLOYEE have caused this Amendment
No. 2 to be executed on the day and year first above written.

                                       "EMPLOYER"

                                       GENERAL CREDIT CORPORATION



                                       By: /s/ Irwin Zellermaier
                                           -------------------------------------
                                            Authorized Representative

                                       "EMPLOYEE"



                                       /s/ Gerald Nimberg
                                       -----------------------------------------
                                       Gerald Nimberg





























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